As filed with the Securities and Exchange Commission on August 6, 2018
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S‑8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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California Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		46-5670947 (I.R.S. Employer Identification No.)
9200 Oakdale Avenue, Suite 900 Los Angeles, California 91311 (Address of principal executive offices, including zip code)
_________________

California Resources Corporation 2014 Employee Stock Purchase Plan
(Full title of the plan)

Michael L. Preston
Executive Vice President, General Counsel and Corporate Secretary
9200 Oakdale Avenue, Suite 900
Los Angeles, CA 91311
(888) 848-4754

(Name, address and telephone number of agent for service)

Copies to:
Sarah K. Morgan Vinson & Elkins LLP 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Accelerated filer ☒ Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common stock, $0.01 par value per share (“Common Stock”)	500,000	$34.705	$17,352,500	$2,160.39

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Form S-8 Registration Statement (this “Registration Statement”) shall also cover any additional shares of Common Stock of California Resources Corporation (the “Registrant”) that may become issuable pursuant to the adjustment provisions of the California Resources Corporation 2014 Employee Stock Purchase Plan (the “ESPP”), including as a result of a stock split, stock dividend, or similar transaction. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the shares of Common Stock registered under this Registration Statement all shares of Common Stock are combined by a reverse stock split into a lesser number of shares of Common Stock, the number of undistributed shares of Common Stock covered by this Registration Statement shall be proportionately reduced.

(2)
Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on August 1, 2018; this price is used solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering the offer and sale of an additional 500,000 shares of Common Stock that may be issued pursuant to the ESPP. Except as otherwise set forth below, the contents of the registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on November 26, 2014 (File No. 333-200610) and May 4, 2016 (File No. 333-211106) are incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The Registrant will send or give to all participants in the ESPP the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The contents of the earlier registration statement relating to the ESPP, previously filed with the Commission on November 26, 2014 (File No. 333-200610) and May 4, 2016 (File No. 333-211106) are incorporated herein by reference and made a part of this Registration Statement.
Item 8.    Exhibits.
Unless otherwise indicated below as being incorporated by reference of another filing of the Registrant with the Commission, each of the exhibits listed on the accompanying Exhibit Index is filed herewith.

EXHIBIT INDEX

Exhibit
Number        Description

4.1
Amended and Restated Certificate of Incorporation of the California Resources Corporation (incorporated by reference herein to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36478) filed with the Commission on June 3, 2016).

4.2
Amended and Restated Bylaws of California Resources Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36478) filed with the Commission on November 10, 2015).

4.3
California Resources Corporation 2014 Employee Stock Purchase Plan (incorporated by reference herein to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-200610) filed with the Commission on November 26, 2014).

4.4
First Amendment to the California Resources Corporation 2014 Employee Stock Purchase Plan effective May 4. 2016 (incorporated by reference herein to Annex C-1 to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-36478) filed with the Commission on March 23, 2016).

4.5
Second Amendment to the California Resources Corporation 2014 Employee Stock Purchase Plan effective May 9, 2018 (incorporated by reference herein to Annex B-1 to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-36478) filed with the Commission on March 27, 2018).

5.1*	Opinion of Vinson & Elkins LLP
23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
23.2*	Consent of KPMG LLP
23.3*	Consent of Ryder Scott Company, L.P.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on August 6, 2018.

California Resources Corporation

/s/ Todd A. Stevens
Name:	Todd A. Stevens
Title:	President, Chief Executive Officer and Director
POWER OF ATTORNEY
KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Todd A. Stevens, Marshall D. Smith, Michael L. Preston, Jody Johnson and Ulrik Damborg and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2018.

Signature	Title

/s/ Todd A. Stevens
Todd A. Stevens	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Marshall D. Smith
Marshall D. Smith	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Roy Pineci
Roy Pineci	Executive Vice President — Finance (Principal Accounting Officer)

/s/ William E. Albrecht
William E. Albrecht	Chairman

/s/ Justin A. Gannon
Justin A. Gannon	Director

/s/ Harold M. Korell
Harold M. Korell	Director

/s/ Harry T. McMahon
Harry T. McMahon	Director

/s/ Richard W. Moncrief
Richard W. Moncrief	Director

/s/ Avedick B. Poladian
Avedick B. Poladian	Director

/s/ Anita M. Powers
Anita M. Powers	Director

/s/ Robert V. Sinnott
Robert V. Sinnott	Director